UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2022

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place Suite 105
Davis, California		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 530 756-7077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, Arcadia’s board of directors appointed Stanley E. Jacot, Jr., Arcadia’s current president and chief executive officer, to serve as a Class III director of the Company. The appointment fills a vacancy on the Board resulting from Matthew Plavan’s resignation effective December 31, 2021.

Mr. Jacot has served as the Company’s chief executive officer since February 2, 2022 and brings nearly 35 years of retail consumer marketing and executive leadership experience. Mr. Jacot served as president of Jane’s Dough Foods, a producer of frozen dough and pizza products including branded, private label and co-packed products, from 2015 to 2021. Prior to that, he was the vice president of marketing at Mission Foods and vice president of Borden Dairy Company’s branded dairy and yogurt division. Mr. Jacot has held a variety of senior marketing and operations positions with Conagra Foods Snacks and Kellogg Company and has a bachelor of science degree in marketing from DePaul University in Chicago, Illinois.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Arcadia Biosciences, Inc. (the “Company”) held on June 1, 2022 (the “Annual Meeting”), stockholders holding and entitled to vote 12,072,830 shares of common stock of the Company, or approximately 54.40% of the total outstanding shares of common stock on the record date for the Annual Meeting, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following three proposals, each of which is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2022.

The final results for each of the matters considered at the Annual Meeting were as follows:

PROPOSAL I: Election of Directors

The director nominees were elected to serve as a Class I directors until the Company’s annual meeting of stockholders in 2025, or until their successor is duly elected and qualified, or their earlier resignation, death, or removal. Due to plurality election, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable. The results of the election were as follows:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Albert Bolles	5,546,070	1,182,301	5,344,459
Kevin Comcowich	6,138,435	589,936	5,344,459

PROPOSAL II: Ratification of Selection of Independent Registered Public Accountants

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2022, was ratified by the affirmative votes of the stockholders. There were no broker non-votes on this proposal. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
11,895,201	90,465	87,164

PROPOSAL III: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,299,398	1,319,203	109,770	5,344,459

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	June 7, 2022	By:	/s/ PAMELA HALEY
Pamela Haley, Chief Financial Officer